UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2008

PSS WORLD MEDICAL, INC.

(Exact name of Registrant as specified in its charter)

Commission File Number: 0-23832

Florida	59-2280364
(State or other jurisdiction	(IRS Employer
of incorporation or organization)	Identification Number)

4345 Southpoint Blvd.
Jacksonville, Florida	32216
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code	(904) 332-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a--12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

PSS World Medical, Inc. and its subsidiaries (collectively, the “Company”) entered into the seventh amendment (“Seventh Amendment”) to the Amended and Restated Credit Agreement (the “Credit Agreement”) for its revolving line of credit, originally dated May 20, 2003, with the lenders party to the Credit Agreement, and Bank of America, N.A., as agent for the lenders. The Seventh Amendment dated January 23, 2008 is attached as Exhibit 99.1 and incorporated herein by reference.

The Seventh Amendment includes, among other things, the following terms:

•	Extension of the term of the Credit Agreement to September 30, 2012; and
•	A change in the method for determining applicable interest rates from a rate based on the availability of borrowings under the facility to a rate based on the Company’s fixed charge coverage ratio.
Item 9.01.	Financial Statements and Exhibits.

Exhibit

Number	Description
99.1

Seventh Amendment to the Credit Agreement, dated as of January 23, 2008, among the Company, each of the Company’s subsidiaries therein named, the lenders party to the amendment, and Bank of America, N.A., as agent for the lenders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 29, 2008

.

PSS WORLD MEDICAL, INC
By:	/s/ David M. Bronson
Name: David M. Bronson Title: Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

99.1

Seventh Amendment to the Credit Agreement, dated as of January 23, 2008, among the Company, each of the Company’s subsidiaries therein named, the lenders party to the amendment, and Bank of America, N.A., as agent for the lenders.